Exhibit 5.1

[Morrison & Foerster LLP Address]

September 5, 2003

American Pharmaceutical Partners, Inc.

1101 Perimeter Drive, Suite 300

Schaumburg, Illinois 60173

Re:  American Pharmaceutical Partners, Inc.

Form S-3 Shelf Registration Statement

Ladies and Gentlemen:

We have acted as counsel to American Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”), in connection with (a) the proposed issuance and sale from time to time by the Company, of (i) shares of its common stock, $0.001 par value per share (the “Common Stock”), (ii) unsecured senior or subordinated debt securities of the Company (the “Debt Securities”), (iii) warrants to purchase Debt Securities (the “Debt Warrants”), and (iv) warrants to purchase shares of Common Stock (the “Common Stock Warrants”) with an aggregate offering price of up to $150,000,000, (the Common Stock, Debt Securities, Debt Warrants and Common Stock Warrants are each referred to herein as a “Security,” and collectively as the “Securities”), and (b) the proposed sale from time to time by the selling stockholders of up to 3,000,000 shares of Common Stock. The Securities may be issued and sold by the Company and the Common Stock may be sold by the selling stockholders pursuant to a registration statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 5, 2003.

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder.

We are of the opinion that upon completion of the procedures set forth in the Registration Statement proposed to be taken by the Company (i) the Securities with an aggregate offering price of $150,000,000 that may be issued and sold by the Company, in the case of Common Stock, will be legally issued, fully paid and nonassessable when sold and, in the case of Debt Securities, Common Stock Warrants and Debt Warrants, will be binding obligations of the Company, and (ii) the 3,000,000 shares of Common Stock that may be sold by the selling stockholders are legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use or our name in the related prospectus and prospectus supplement under the heading “Legal Matters.”

Very truly yours,

/s/    MORRISON & FOERSTER LLP